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                                                                 EXHIBIT 10.4(a)

                           PATENT PURCHASE AGREEMENT



                                    between



                        VISSH Voennomedicinsky Institut
                              Boul. G. Sofiisky 3
                                Sofia, Bulgaria



                   - in the following referred to as VISSH -



                                      and



                       HMT High Medical Technologies GmbH
                               Prussingstrasse 41
                                 Jena, Germany



                    - in the following referred to as HMT -




                                    Preamble
                                    --------



Subject of the agreement is a method and an apparatus for medical treatment of the pathological state of bones invented by V.D. Valchanov, P.M. Mihaylov, T.K. Patrashkov, S.S. Manolov and T.P. Kerin and the patents and patent applications related to this invention. VISSH wishes to sell and HMT wishes to purchase these patents and patent applications.



ss 1 Subject matter
-------------------


Subject matter of the agreement are the following patents /
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patent applications:


     - in the following referred to as "the patents" -


Australian patent 612.671
Canadian patent 1.330.580
Hungarian patent 203.483
South Korean patent 063.684
Russian patent 1.836.056
Japanese patent application no. 63-504.849
Chinese patent application 88 103 703.6
USA patent 4.979.501


ss. 2 Guarantees ----------------
1. VISSH guarantees that it is the owner of the patents and has the unrestricted right to dispose of the patents. VISSH guarantees that it has not yet granted any license under the patents.


2.     VISSH guarantees that the patents are in force.


3.     VISSH declares that legal defects in the patents are not known to it.


4.     VISSH assumes no liability for the validity of the patents.


5. VISSH declares that no further patents or patent applications related to the invention according to the preamble exist with the exception of the Bulgarian patent according to application No. 79 804 of May 19, 1987. This Bulgarian patent is not subject of this agreement and is not to be sold.
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ss. 3 Sale

1. VISSH sells to HMT the patents with all rights and obligations connected thereto.

2. The patents remain the property of VISSH until the sales price has been paid in full.

3. After the execution of the agreement HMT will take over the sole responsibility for the maintenance of the patents and will pay all the fees and costs for the maintenance and prosecution of the patents.

4. After the execution of the agreement HMT has the sole right to proceed against infringers of the patents. HMT carries the risk and the costs of an infringement lawsuit. VISSH will be obligated to provide HMT with all powers and support.


ss. 4 Sales Price

1.   The sales price is DM 300.000,-- (three hundred thousand Deutsche Mark).

2.   The first installment DM 200,000,-- will be paid within one month after the execution of the agreement. The remainder will be paid within one month after complete recordation of the assignment of the patents in all the respective countries.
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3.     The sales price paid shall be nonrefundable for any reason.

4. Payments are to be made in Deutsche Mark into an account specified by VISSH.

5. All turnover taxes and indirect taxes, which have to be paid for the sales price payment, shall be borne by HMT. All direct taxes shall be borne by VISSH.


ss. 5 Assignments

1. After payment of the first installment according to ss. 4(2) VISSH will agree to the recordation of the assignment of the patents in the Patent Offices of the respective countries. VISSH promises to provide all the required documents and to make all necessary signatures.

2. HMT will take care for the recording of the assignments and the preparing of the required documents as promptly as possible.

3. The costs and fees of this agreement as well as all the costs for the assignments and recording will be borne by HMT.


ss. 6 No-challenge clause

VISSH promises not to attack the patents and not to assist third parties in attacks on the patents.
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ss. 7 Jurisdiction and Applicable Law


For all controversies out of this agreement the patent court of the Landgericht Dusseldorf will be competent. The agreement will be interpreted under German law.


Date                                   Date


Signature                              Signature


VISSH                                  HMT